Exhibit 10.12


                       COMMON STOCK PURCHASE AGREEMENT

                                   between

                         PAGING PARTNERS CORPORATION

                                     and

                       DOLPHIN OFFSHORE PARTNERS, L.P.

                         and certain other purchasers

                                    dated

                                March 10, 1997

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1     Authorization and Sale of the Shares; Closing................  1
      1.1     Authorization of the Shares..................................  1
      1.2     Sale of the Shares...........................................  1
      1.3     Closing Date.................................................  1
      1.4     Place of Closing.............................................  2

SECTION 2     Representations and Warranties of the Company................  2
      2.1     Organization and Standing; Certificate of Incorporation
                and By-Laws  ..............................................  2
      2.2     Subsidiaries; Joint Ventures, Etc............................  2
      2.3     Capitalization...............................................  2
      2.4     Status of Shares.............................................  3
      2.5     Corporate Power; Authorization...............................  3
      2.6     Enforceability...............................................  3
      2.7     No Conflict..................................................  3
      2.8     Consents.....................................................  4
      2.9     Compliance with Charter, By-Laws and Other Instruments.......  4
      2.10    Compliance with Law..........................................  4
      2.11    Litigation and Bankruptcy....................................  4
      2.12    Tax Matters..................................................  5
      2.13    No Undisclosed Liabilities...................................  5
      2.14    Condition of Assets..........................................  5
      2.15    Inventory....................................................  5

SECTION 3     Representations and Warranties of the Purchasers.............  6
      3.1     Experience...................................................  6
      3.2     Access to Data...............................................  6
      3.3     Shares Not Registered........................................  6
      3.4     Corporate Power; Authorization...............................  6
      3.5     Enforceability...............................................  6

SECTION 4     Conditions Precedent to Purchasers' Obligation to Close......  7
      4.1     Representations and Warranties Correct.......................  7
      4.2     Performance..................................................  7
      4.3     Registration Rights Agreement................................  7
      4.4     Officers' Certificate(s).....................................  7
      4.5     Opinion of Company's Counsel.................................  7
      4.6     Proceedings and Documents....................................  7


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SECTION 5     Conditions Precedent to the Company's Obligation to Close....  8
      5.1     Payment......................................................  8
      5.2     Representations and Warranties Correct at the Closing........  8

SECTION 6     Covenants....................................................  8
      6.1     S-3 Registration.............................................  8

SECTION 7     Miscellaneous................................................  8
      7.1     Governing Law................................................  8
      7.2     Successors and Assigns.......................................  8
      7.3     Entire Agreement; Amendment..................................  8
      7.4     Notices, Etc.................................................  9
      7.5     Delays or Omissions..........................................  9
      7.6     Brokers' and Finders' Fees................................... 10
      7.7     Titles and Subtitles......................................... 10
      7.8     Counterparts................................................. 10


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

                        COMMON STOCK PURCHASE AGREEMENT

      AGREEMENT, dated this 10th day of March, 1997, by and between PAGING PARTNERS CORPORATION, a Delaware corporation (the "Company"), and DOLPHIN OFFSHORE PARTNERS, L.P., ("Dolphin"), and the other parties which are listed on the signature page hereto (with Dolphin, collectively, the "Purchasers").

                               R E C I T A L S:

      The Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company; and the Company and the Purchasers desire to enter into certain other agreements in connection therewith.

      NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions herein contained, the parties hereto agree as follows:

                                   SECTION 1

                 Authorization and Sale of the Shares; Closing

      1.1 Authorization of the Shares. The Company has on or before the date hereof authorized the sale and issuance to Purchasers of 515,000 shares (each a "Share" and, collectively, the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), for a purchase price per Share of $1.03125 and an aggregate purchase price of $531,093.75 (the "Aggregate Purchase Price").

      1.2 Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers shall purchase from the Company at the Closing (as hereinafter defined), the Shares set forth opposite such Purchaser's name on the signature page hereto in consideration of the Aggregate Purchase Price. Each Purchaser shall pay $1.03125 for each Share purchased pursuant hereto.

      1.3 Closing Date. The closing of the purchase and sale of the Shares hereunder and the consummation of the transactions contemplated hereby (the "Closing") shall be held on March 10, 1997 (the "Closing Date") or at such other time mutually acceptable to the parties but in no event no later than March 15, 1997. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates in such denominations and registered in such name or names as requested by the Purchaser representing the Shares against payment to the Company by a bank check or wire transfer (or combination thereof) of the portion of the Aggregate Purchase Price due from such Purchaser.

      1.4 Place of Closing. The Closing shall take place at the offices of Phillips Nizer Benjamin Krim & Ballon LLP, 666 Fifth Avenue, New York, New York 10103, or at a place as shall be mutually agreed upon by the parties hereto.

                                   SECTION 2

                 Representations and Warranties of the Company

      The Company represents and warrants to the Purchasers as follows:

      2.1 Organization and Standing; Certificate of Incorporation and By-Laws. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would have no material adverse impact upon the business, operations or prospects of the Company. The Company has the requisite corporate power to own the properties owned by it and to conduct business as now being conducted by it and as proposed to be conducted by it. The Company has not amended its Certificate of Incorporation or By-Laws since the date of its initial public offering and there are no corporate proceedings in progress to effect such an amendment.

      2.2 Subsidiaries; Joint Ventures, Etc. The Company has no subsidiaries and does not control, directly or indirectly, or have an interest in, any corporation, association, partnership, joint venture or other business entity.

      2.3   Capitalization.

      (a) The Company's authorized capital stock consists of 21,000,000 shares, of which:

              (i) 20,000,000 shares are Common Stock, of which (A) 5,749,870 shares are duly issued and are outstanding, fully-paid and non-assessable and, (B) 1,800,000 shares were set aside for issuance upon exercise of the warrants previously sold to the public, 340,000 shares are reserved for issuance upon exercise of the Unit Purchase Option granted to the Underwriter of the Company's public offering and 450,000 shares were reserved for issuance pursuant to the Company's Stock Option Plan; and


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

              (ii) 1,000,000 shares are Preferred Stock, par value $.01 per share, none of which are issued and outstanding.

      (b) All shares of capital stock and other securities issued prior to the Closing have been issued in transactions in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities or "blue sky" laws. The Company has not violated, and is not in violation of, the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities. Except for the options and warrants referred to in Section 2.3(a), there are, and immediately after the Closing there will be, no agreements, restrictions or encumbrances (including, without limitation, rights of first refusal, rights of first offer, proxies or voting agreements) with respect to any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities), except as contemplated in this Agreement.

      2.4 Status of Shares. The Shares, when sold and issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind whatsoever (each, a "Lien" and collectively, "Liens").

      2.5 Corporate Power; Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement (defined in Section 4.3 below), to sell, issue and deliver the Shares, and to carry out and perform its obligations under this Agreement and the Registration Rights Agreement. On or prior to the Closing, the Company's directors and stockholders shall have taken all action necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the authorization, sale, issuance and delivery of the Shares.

      2.6 Enforceability. Each of this Agreement and the Registration Rights Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

      2.7 No Conflict. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and its compliance herewith and therewith, and the sale, issuance and delivery of the Shares do not result in any violation of, and do not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Charter or By-Laws. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and its compliance herewith and therewith, and the sale, issuance and delivery of the Shares do not result in any violation of and do not conflict with, or result in a breach of any of the terms of, or constitute a default under, any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other


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

restriction to which the Company is a party or by which it is bound or the provision of any state or Federal law to which the Company is subject, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company's operations or any of its assets or properties.

      2.8 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including, without limitation, the Secretary of State of Delaware, is required in connection with the Company's valid execution, delivery or performance of this Agreement and the Registration Rights Agreement, the offer, sale or issuance of the Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby or thereby, except for such filings as have been made on or prior to the Closing.

      2.9 Compliance with Charter, By-Laws and Other Instruments. The Company is not in violation of any term of its Charter or By-Laws. The Company is not in violation of any term of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which the Company is bound or to which the Company's properties or assets are subject which would have a change in or effect on, which is, or is reasonably likely to be, materially adverse to the financial condition, operations, assets, liabilities or business of the Company.

      2.10 Compliance with Law. The Company is in compliance in all material respects with all judgments, decrees, orders, rules and regulations or other restriction to which the Company is a party or by which it is bound and the provisions of state and Federal laws to which the Company is subject.

      2.11    Litigation and Bankruptcy.

      (a) There are no actions, suits, proceedings, investigations or claims pending or, to the Company's knowledge, threatened against or involving the Company.

      (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property or assets, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.


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

      2.12 Tax Matters. The Company has timely filed all federal, state and local tax returns, estimates and reports with respect to the business of the Company believed by it to be required to be filed by it as of the date hereof and has paid in full all taxes shown to be due by such returns, estimates or reports. The Company knows of no audit, assessment, notice of deficiency, claim or demand for taxes or proposed deficiency against the Company for any federal, state or local taxes. The Company has not consented to a waiver or extension of the statute of limitations for assessments of any tax liability for any year with any department of any federal, state, local or foreign government responsible for the administration of tax laws.

      2.13 No Undisclosed Liabilities. Except as set forth in the notes to the financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, the liabilities on the Company's September 30, 1996 balance sheet (the "Company's Balance Sheet") consist solely of accrued obligations and liabilities incurred by the Company in the ordinary course of business to persons or entities which are not affiliates of the Company. The Company has no liabilities other than (i) liabilities disclosed in the Company's Balance Sheet, (ii) liabilities which have arisen after September 30, 1996 in the ordinary course of business consistent with past practice and
(iii) such liabilities as the Company may undertake in connection with the renegotiation of its Loan Agreement with Motorola. There are no asserted claims for indemnification by any person or entity against the Company under any law or agreement or pursuant to the Charter or By-laws, and the Company is not aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Company.

      2.14 Condition of Assets. The physical assets and properties of the Company, including its machinery and equipment, are in sound operating condition, ordinary wear and tear excepted. Such assets and properties of the Company have been given regular maintenance in the ordinary course of business.

      2.15 Inventory. The inventories shown on the Balance Sheet and any inventory acquired by the Company during the period from September 30, 1996 up to but not including the Closing Date, consist of items of a quality and quantity useable or saleable in the ordinary course of business of the Company. All items included in the inventories are the property of the Company, except for sales made in the ordinary course of business since the dates indicated, and for each of these sales either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of the Company.


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

                                   SECTION 3

               Representations and Warranties of the Purchasers

      Each of the Purchasers represents and warrants to the Company as follows:

      3.1 Experience. He or it has such knowledge and experience in finance and business matters that he or it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed decision with respect thereto.

      3.2 Access to Data. He has received copies of the Company's audited financial statements as at December 31, 1995 and for each of the two years then ended; a copy of the Company's unaudited financial statements as at September 30, 1996, and for the nine months then ended; and copies of more recent projections prepared by management of the Company for internal planning purposes. In addition he or it has been given the opportunity to discuss the Company's business, management and financial affairs with the Company's management.

      3.3 Shares Not Registered. He or it acknowledges that the Shares have not been registered under the Act, it being understood and agreed that the Company has certain obligations to register the Shares as more fully set forth in
Section 6. He or it acknowledges that the Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available and that the certificates representing the Shares shall have endorsed thereon legends to the effect that the Shares have not been registered under the Act, and such other legends required to be placed thereon by applicable state laws.

      3.4 Corporate Power; Authorization. Such of the Purchasers which are partnerships or corporations have all requisite partnership or corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement. The directors and stockholders of those Purchasers which are corporations and the shareholders of those Purchasers which are partnerships have taken all action necessary for the authorization, execution, delivery and performance by it of this Agreement and the Registration Rights Agreement.

      3.5 Enforceability. Each of this Agreement and the Registration Rights Agreement is the valid and binding obligation of the Purchasers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.


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

                                   SECTION 4

            Conditions Precedent to Purchasers' Obligation to Close

      The obligation of the Purchasers to purchase the Shares at the Closing is subject to the fulfillment to the Purchasers' reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

      4.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof, shall be true and correct in all respects on the Closing Date.

      4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the each such Closing Date shall have been performed or complied with in all respects.

      4.3 Registration Rights Agreement. The Company shall have executed and delivered the registration rights agreement substantially in the form of Exhibit
4.3 attached hereto (the "Registration Rights Agreement").

      4.4   Officers' Certificate(s).

      (a) The Company shall have delivered to the Purchasers a certificate of the chief executive or chief financial officer of the Company dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying to the fulfillment of the conditions specified in this Section 4.

      (b) The Company shall have delivered to the Purchasers a certificate of the Secretary of the Company dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying as to the incumbency of the officers executing this Agreement on behalf of the Company.

      4.5 Opinion of Company's Counsel. The Purchasers shall have received from Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date to the effect that the Company is duly organized and validly existing; that all corporate action necessary or appropriate in connection with the transaction contemplated hereby has been taken and that the Shares, when paid for as contemplated hereby, shall have been duly authorized, validly issued and are non-assessable.

      4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.


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

                                   SECTION 5

           Conditions Precedent to the Company's Obligation to Close

      The obligation of the Company to sell the Shares at the Closing is subject to the fulfillment to the Company's reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

      5.1 Payment. The Purchasers shall have paid in full the Aggregate Purchase Price.

      5.2 Representations and Warranties Correct at the Closing. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all respects on the Closing Date.

                                   SECTION 6

                                   Covenants

      6.1 S-3 Registration. Promptly following the Closing, the Company shall use its best efforts to register the Shares on Form S-3 or such other form as may be deemed appropriate by the Company, pursuant to the Registration Rights Agreement.

                                   SECTION 7

                                 Miscellaneous

      7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

      7.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      7.3 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


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

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchasers.

      7.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

       (a) if to any of the Purchasers to his or her address as set forth in the records of the Company, or, in the case of Dolphin, to the following address, or at such other address as the Purchasers shall have furnished to the Company in writing:

                  c/o Dolphin Management Inc.
                  2nd Floor
                  129 East 17th Street
                  New York, New York 10003
                  Attn: Peter Salas

and

      (b) if to the Company, to the following address, or at such other address as the Company shall have furnished to the Purchasers in writing,

                  Paging Partners Corporation
                  Freehold Office Plaza
                  4249 Route 9 North
                  Building 2
                  Freehold, New Jersey 07728
                  Fax: (908) 409-7366

with a copy to:

                  Phillips Nizer Benjamin Krim & Ballon LLP
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention: Monte Engler, Esq. or
                            Vincent J. McGill, Esq.
                  Fax: (212) 262-5152

      7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be


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

construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      7.6 Brokers' and Finders' Fees. Each party hereto (i) represents and warrants that, except for GKN Securities Corp., which, if it is due a broker's commission or finder's fee in connection with this transaction, will be compensated by the Company, it has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) arising from any act by it or any of its employees or representatives. The Company represents that the compensation, if any, which will be paid to GKN shall not exceed 8,000 shares of its Common Stock.

      7.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date above written.
                                         PAGING PARTNERS CORPORATION


                                         By:____________________________________
                                         Title: President


                                         PURCHASERS:

                                         Dolphin Offshore Partners, L.P.


                                         By:____________________________________
                                         Title:_________________________________
                                         No. of Shares 400,000


                                         _______________________________________
                                         Name: Robert Davidoff
                                         No. of Shares 45,000



                                         _______________________________________
                                         Name: Leonard Fink
                                         No. of Shares 45,000



                                         _______________________________________
                                         Name: Monte Engler
                                         No. of Shares 15,000



                                         _______________________________________
                                         Name: Richard Giacchi
                                         No. of Shares 10,000


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